Exhibit 16.1

                        MICHAEL T. STUDER CPA P.C. | Certified Public Accountant

                                              18 East Sunrise Highway, Suite 311
                                                              Freeport, NY 11520
                                                                Tel 516.378.1000
                                                                Fax 516.546.6220


                               September 22, 2009

Securities and Exchange Commission
Division of Corporate Finance
100 F Street, N.E.
Washington, DC 20549

Re: Shadow Marketing, Inc.

Ladies and Gentlemen:

We are the former independent accountants for SHADOW MARKETING, INC. (the "Company"). We have been furnished with a copy of the Company's response to Item
4.01 of Form 8-K disclosing our dismissal as independent public accountants for the Company. We confirm our agreement with the statements made in such disclosure insofar as they relate to our firm. We are not in a position to agree or disagree with the statements in such disclosure regarding the appointment of or consultations with the new independent accountants by the Company.

                                  Yours truly,


                                  /s/ Michael T Studer CPA P.C.
                                  ------------------------------------
                                  Michael T Studer CPA P.C.